Exhibit 6.2

OFFER TO PURCHASE AND CONTRACT

[Consult "Guidelines" (Form 2G) for guidance in completing this form]

For valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Buyer offers to purchase and Seller upon acceptance agrees to sell and convey the Property on the terms and conditions of this Offer To Purchase and Contract and any addendum or modification made in accordance with its terms (together the "Contract").

1. **TERMS AND DEFINITIONS:** The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a) **"Seller":** Mansion Collection Charlotte LLC, a North Carolina limited liability company

(b) **"Buyer":** Baroness CLT, a series of Mansion Collection I LLC/Assignees

(c) **"Property":** The Property shall include all that real estate described below together with all appurtenances thereto including the improvements located thereon and the fixtures and personal property listed in Paragraphs 2 and 3 below.

The Property ☐ will ☑ will not include a manufactured (mobile) home(s). (If a manufactured home(s) is included, Buyer and Seller should include the Manufactured (Mobile) Home provision in the Additional Provisions Addendum (Standard Form 2A11-T) with this offer.)

Street Address: 405 Johnston Drive
City: Pineville Zip: 28134
County: Mecklenburg, North Carolina

NOTE: Governmental authority over taxes, zoning, school districts, utilities and mail delivery may differ from address shown.

Legal Description: (Complete *ALL* applicable)
Plat Reference: Lot/Unit ________, Block/Section ________, Subdivision/Condominium ________
________, as shown on Plat Book/Slide 69 at Page(s) 626-627
The PIN/PID or other identification number of the Property is: 22106433
Other description: Tract 2, "Subdivision Plat for 405 Johnston Drive"
Some or all of the Property may be described in Deed Book ________ at Page ________

(d) **"Purchase Price":**

$ 662,884	paid in U.S. Dollars upon the following terms:
$ 500	BY DUE DILIGENCE FEE made payable and delivered to Seller by the Effective Date by ☐ cash ☐ personal check ☐ official bank check ☐ wire transfer ☐ electronic transfer (*specify payment service*: ________)
$ ________	BY INITIAL EARNEST MONEY DEPOSIT made payable and delivered to Escrow Agent named in Paragraph 1(f) by ☐ cash ☐ personal check ☐ official bank check ☐ wire transfer, ☐ electronic transfer within five (5) days of the Effective Date of this Contract.
$ ________	BY (ADDITIONAL) EARNEST MONEY DEPOSIT made payable and delivered to Escrow Agent named in Paragraph 1(f) by cash, official bank check, wire transfer or electronic transfer no later than 5 p.m. on ________, ***TIME BEING OF THE ESSENCE*** by ☐ cash ☐ official bank check ☐ wire transfer ☐ electronic transfer
$ ________	BY ASSUMPTION of the unpaid principal balance and all obligations of Seller on the existing loan(s) secured by a deed of trust on the Property in accordance with the attached Loan Assumption Addendum (Standard Form 2A6-T).
$ ________	BY SELLER FINANCING in accordance with the attached Seller Financing Addendum (Standard Form 2A5-T).
$ ________	BY BUILDING DEPOSIT in accordance with the attached New Construction Addendum (Standard Form 2A3-T).
$ 662,384	BALANCE of the Purchase Price in cash at Settlement (some or all of which may be paid with the proceeds of a new loan).

Page 1 of 16

This form jointly approved by:
North Carolina Bar Association's Real Property Section
North Carolina Association of REALTORS®, Inc.

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ____ ____ Seller's initials J.K. ____

Binaco Real Estate, 112 S. Tryon St NO. 1415 Charlotte, NC 28284 Phone: (704)333-2462 Fax: Untitled
Joseph Keller Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS Page 1 of 18

NOTE:: If the parties agree that Buyer will pay any fee or deposit described above by electronic or wire transfer, Seller agrees to cooperate in effecting such transfer, including the establishment of any necessary account and providing any necessary information to Buyer, provided, however, Buyer shall be responsible for additional costs, if any, associated with such transfer.

Should Buyer fail to deliver either the Due Diligence Fee or any Initial Earnest Money Deposit by their due dates, or should any check or other funds paid by Buyer be dishonored, for any reason, by the institution upon which the payment is drawn, Buyer shall have one (1) banking day after written notice to deliver cash, official bank check, wire transfer or electronic transfer to the payee. In the event Buyer does not timely deliver the required funds, Seller shall have the right to terminate this Contract upon written notice to Buyer, and Seller shall be entitled to recover the Due Diligence Fee together with all Earnest Money Deposit paid or to be paid in the future. In addition, Seller may be entitled to recover reasonable attorney fees and court costs. See paragraph 23 for a party's right to attorneys' fees incurred in collecting the Earnest Money Deposit or Due Diligence Fee.

(e) **"Earnest Money Deposit":** The Initial Earnest Money Deposit, the Additional Earnest Money Deposit and any other earnest monies paid or required to be paid in connection with this transaction, collectively the "Earnest Money Deposit", shall be deposited promptly and held in escrow by Escrow Agent until Closing, at which time it will be credited to Buyer, or until this Contract is otherwise terminated. In the event: (1) this offer is not accepted; or (2) a condition of any resulting contract is not satisfied, then the Earnest Money Deposit shall be refunded to Buyer. See paragraph 23 for remedies in the event of breach of this Contract.

(f) **"Escrow Agent"** (insert name): N/A

Buyer and Seller consent to disclosure by the Escrow Agent of any material facts pertaining to the Earnest Money Deposit to the parties to this transaction, their real estate agent(s) and Buyer's lender(s).

NOTE: In the event of a dispute between Seller and Buyer over the disposition of the Earnest Money Deposit held in escrow, a licensed real estate broker ("Broker") is required by state law (and Escrow Agent, if not a Broker, hereby agrees) to retain the Earnest Money Deposit in the Escrow Agent's trust or escrow account until Escrow Agent has obtained a written release from the parties consenting to its disposition or until disbursement is ordered by a court of competent jurisdiction. Alternatively, if a Broker or an attorney licensed to practice law in North Carolina ("Attorney") is holding the Earnest Money Deposit, the Broker or Attorney may deposit the disputed monies with the appropriate clerk of court in accordance with the provisions of N.C.G.S. §93A-12.

THE PARTIES AGREE THAT A REAL ESTATE BROKERAGE FIRM ACTING AS ESCROW AGENT MAY PLACE THE EARNEST MONEY DEPOSIT IN AN INTEREST BEARING TRUST ACCOUNT AND THAT ANY INTEREST EARNED THEREON SHALL BE DISBURSED TO THE ESCROW AGENT MONTHLY IN CONSIDERATION OF THE EXPENSES INCURRED BY MAINTAINING SUCH ACCOUNT AND RECORDS ASSOCIATED THEREWITH.

(g) **"Effective Date":** The date that: (1) the last one of Buyer and Seller has signed or initialed this offer or the final counteroffer, if any, and (2) such signing or initialing is communicated to the party making the offer or counteroffer, as the case may be. The parties acknowledge and agree that the initials lines at the bottom of each page of this Contract are merely evidence of their having reviewed the terms of each page, and that the complete execution of such initials lines shall not be a condition of the effectiveness of this Agreement.

(h) **"Due Diligence":** Buyer's opportunity to investigate the Property and the transaction contemplated by this Contract, including but not necessarily limited to the matters described in Paragraph 4 below, to decide whether Buyer, in Buyer's sole discretion, will proceed with or terminate the transaction.

(i) **"Due Diligence Fee":** A negotiated amount, if any, paid by Buyer to Seller with this Contract for Buyer's right to terminate the Contract for any reason or no reason during the Due Diligence Period. It shall be the property of Seller upon the Effective Date and shall be a credit to Buyer at Closing. The Due Diligence Fee shall be non-refundable except in the event of a material breach of this Contract by Seller, or if this Contract is terminated under Paragraph 23(b) or as otherwise provided in any addendum hereto. Buyer and Seller each expressly waive any right that they may have to deny the right to conduct Due Diligence or to assert any defense as to the enforceability of this Contract based on the absence or alleged insufficiency of any Due Diligence Fee, it being the intent of the parties to create a legally binding contract for the purchase and sale of the Property without regard to the existence or amount of any Due Diligence Fee. See paragraph 23 for a party's right to attorneys' fees incurred in collecting the Due Diligence Fee.

(j) **"Due Diligence Period":** The period beginning on the Effective Date and extending through 5:00 p.m. on November 28th, 2023 ***TIME BEING OF THE ESSENCE.***

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STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials _____ _____ Seller's initials JK _____

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS Page 2 of 18

(k) **"Settlement":** The proper execution and delivery to the closing attorney of all documents necessary to complete the transaction contemplated by this Contract, including the deed, settlement statement, deed of trust and other loan or conveyance documents, and the closing attorney's receipt of all funds necessary to complete such transaction.

(l) **"Settlement Date":** The parties agree that Settlement will take place on December 1st, 2023 (the "Settlement Date"), unless otherwise agreed in writing, at a time and place designated by Buyer.

NOTE: See paragraph 12, **DELAY IN SETTLEMENT/CLOSING** for conditions under which Settlement may be delayed.

(m) **"Closing":** The completion of the legal process which results in the transfer of title to the Property from Seller to Buyer, which includes the following steps: (1) the Settlement (defined above); (2) the completion of a satisfactory title update to the Property following the Settlement; (3) the closing attorney's receipt of authorization to disburse all necessary funds; and (4) recordation in the appropriate county registry of the deed(s) and deed(s) of trust, if any, which shall take place as soon as reasonably possible for the closing attorney after Settlement. Upon Closing, the proceeds of sale shall be disbursed by the closing attorney in accordance with the settlement statement and the provisions of Chapter 45A of the North Carolina General Statutes. If the title update should reveal unexpected liens, encumbrances or other title defects, or if the closing attorney is not authorized to disburse all necessary funds, then the Closing shall be suspended and the Settlement deemed delayed under Paragraph 12 (Delay in Settlement/Closing).

WARNING: The North Carolina State Bar has determined that the performance of most acts and services required for a closing constitutes the practice of law and must be performed only by an attorney licensed to practice law in North Carolina. State law prohibits unlicensed individuals or firms from rendering legal services or advice. Although non-attorney settlement agents may perform limited services in connection with a closing, they may not perform all the acts and services required to complete a closing. A closing involves significant legal issues that should be handled by an attorney. Accordingly it is the position of the North Carolina Bar Association and the North Carolina Association of REALTORS® that all buyers should hire an attorney licensed in North Carolina to perform a closing.

(n) **"Special Assessments":** A charge against the Property by a governmental authority in addition to ad valorem taxes and recurring governmental service fees levied with such taxes, or by an owners' association in addition to any regular assessment (dues), either of which may be a lien against the Property.

NOTE: Buyer's and Seller's respective responsibilities for the payment of Special Assessments are addressed in paragraphs 6(a) and 8(k).

2. **FIXTURES AND EXCLUSIONS.**

WARNING: THE PARTIES SHOULD NOT ASSUME THAT AN ITEM WILL OR WILL NOT BE INCLUDED IN THE SALE BASED ON AN ORAL OR WRITTEN STATEMENT OR UNDERSTANDING THAT IS NOT A PART OF THIS CONTRACT. BUYER AND SELLER SHOULD BE SPECIFIC WHEN NEGOTIATING WHAT ITEMS WILL BE INCLUDED OR EXCLUDED FROM THE SALE.

(a) **Fixtures Are Included in Purchase Price:** ALL EXISTING FIXTURES ARE INCLUDED IN THE SALE AS PART OF THE PURCHASE PRICE, FREE OF LIENS, UNLESS EXCLUDED IN SUBPARAGRAPHS (d) OR (e).

[THIS SPACE INTENTIONALLY LEFT BLANK]

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STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ______ ______ Seller's initials JK ______

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 3 of 18

(b) **Specified Items:** Buyer and Seller agree that the following items, if present on the Property on the date of the offer, shall be included in the sale as part of the Purchase Price free of liens, unless excluded in subparagraphs (d) or (e) below. ALL ITEMS LISTED BELOW INCLUDE BOTH TRADITIONAL AND "SMART" VERSIONS AND ANY EXCLUSIVELY DEDICATED, RELATED EQUIPMENT AND/OR REMOTE CONTROL DEVICES.

- Alarm and security systems (attached) for security, fire, smoke, carbon monoxide or other toxins with all related access codes, sensors, cameras, dedicated monitors, hard drives, video recorders, power supplies and cables; doorbells/chimes
- All stoves/ranges/ovens; built-in appliances; attached microwave oven; vent hood
- Antennas; satellite dishes and receivers
- Basketball goals and play equipment (permanently attached or in-ground)
- Ceiling and wall-attached fans; light fixtures (including existing bulbs)
- Fireplace insert; gas logs or starters; attached fireplace screens; wood or coal stoves
- Floor coverings (attached)
- Garage door openers
- Generators that are permanently wired
- Invisible fencing with power supply
- Landscape and outdoor trees and plants (except in moveable containers); raised garden; landscape and foundation lighting; outdoor sound systems; permanent irrigation systems; rain barrels; landscape water features; address markers
- Mailboxes; mounted package and newspaper receptacles
- Mirrors attached to walls, ceilings, cabinets or doors; all bathroom wall mirrors
- Storage shed; utility building
- Swimming pools; spas; hot tubs (excluding inflatable pools, spas, and hot tubs)
- Solar electric and solar water heating systems
- Sump-pumps, radon fans and crawlspace ventilators; de-humidifiers that are permanently wired
- Surface-mounting brackets for television and speakers; recess-mounted speakers; mounted intercom system
- Thermostats
- Water supply equipment, including filters, conditioning and softener systems; re-circulating pumps; well pumps and tanks
- Window/Door blinds and shades, curtain/drapery rods and brackets, door and window screens and combination doors, awnings and storm windows

(c) **Unpairing/deleting data from devices:** Prior to Closing, Seller shall "unpair" any devices that will convey from any personal property devices (hubs, intelligent virtual assistants, mobile devices, vehicles, etc.) with which they are paired, delete personal data from any devices that will convey, and restore all devices to factory default settings unless otherwise agreed. Seller's obligations under this paragraph 2(c) shall survive Closing.

NOTE: ANY FIXTURE OR OTHER ITEM DESCRIBED IN SUBPARAGRAPHS (a) AND (b) THAT WILL NOT BE A PART OF THE SALE SHOULD BE IDENTIFIED IN SUBPARAGRAPHS (d) OR (e), AS APPLICABLE.

(d) **Items Leased or Not Owned:** Any item which is leased or not owned by Seller, such as antennas, satellite dishes and receivers, appliances, and alarm and security systems must be identified here and shall not convey:

N/A

In addition, any leased fuel tank identified in paragraph 7(d) shall not convey.

(e) **Other Items That Do Not Convey:** The following items shall not convey *(identify those items to be excluded under subparagraphs (a) and (b)):* N/A

Seller shall repair any damage caused by removal of any items excepted above.

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STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ______ ______ Seller's initials J.K. ______

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com

Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 4 of 18

3. **PERSONAL PROPERTY:** The following personal property present on the Property on the date of the offer shall be transferred to Buyer at closing at no value:

All personal property located at the Property, including but not limited to all furnishings, linens, electronics, decor, and supplies.

NOTE: ANY PERSONAL PROPERTY THAT WILL BE A PART OF THE SALE SHOULD BE IDENTIFIED IN THIS PARAGRAPH. Buyer is advised to consult with Buyer's lender to assure that the Personal Property items listed above can be included in this Contract.

4. **BUYER'S DUE DILIGENCE PROCESS:**

WARNING: BUYER IS STRONGLY ENCOURAGED TO CONDUCT DUE DILIGENCE DURING THE DUE DILIGENCE PERIOD. If Buyer is not satisfied with the results or progress of Buyer's Due Diligence, Buyer should terminate this Contract, PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD, unless Buyer can obtain a written extension from Seller. SELLER IS NOT OBLIGATED TO GRANT AN EXTENSION. Although Buyer may continue to investigate the Property following the expiration of the Due Diligence Period, Buyer's failure to deliver a Termination Notice to Seller prior to the expiration of the Due Diligence Period will constitute a waiver by Buyer of any right to terminate this Contract based on any matter relating to Buyer's Due Diligence. Provided however, following the Due Diligence Period, Buyer may still exercise a right to terminate if Seller fails to materially comply with any of Seller's obligations under Paragraph 8 of this Contract or for any other reason permitted under the terms of this Contract or North Carolina law.

(a) **Loan:** Buyer, at Buyer's expense, shall be entitled to pursue qualification for and approval of the Loan if any.

NOTE: There is no loan or appraisal contingency in this Offer To Purchase and Contract. Therefore, Buyer is advised to consult with Buyer's lender prior to signing this offer to assure that the Due Diligence Period allows sufficient time for the loan process and for Buyer's lender to provide Buyer sufficient information to decide whether to proceed with or terminate the transaction.

(b) **Property Investigation:** Buyer or Buyer's agents or representatives, at Buyer's expense, shall be entitled to conduct all desired tests, surveys, appraisals, investigations, examinations and inspections of the Property as Buyer deems appropriate, including but NOT limited to the following:

(i) **Inspections:** Inspections to determine the condition of any improvements on the Property, the presence of unusual drainage conditions or evidence of excessive moisture adversely affecting any improvements on the Property, the presence of asbestos or existing environmental contamination, evidence of wood-destroying insects or damage therefrom, and the presence and level of radon gas on the Property.

(ii) **Review of Documents:** Review of the Declaration of Restrictive Covenants, Bylaws, Articles of Incorporation, Rules and Regulations, and other governing documents of any applicable owners' association and/or subdivision. If the Property is subject to regulation by an owners' association, it is recommended that Buyer review the completed Residential Property and Owners' Association Disclosure Statement provided by Seller prior to signing this offer. It is also recommended that the Buyer determine if the owners' association or its management company charges fees for providing information required by Buyer's lender or confirming restrictive covenant compliance.

(iii) **Insurance:** Investigation of the availability and cost of insurance for the Property.

(iv) **Appraisals:** An appraisal of the Property.

(v) **Survey:** A survey to determine whether the property is suitable for Buyer's intended use and the location of easements, setbacks, property boundaries and other issues which may or may not constitute title defects.

(vi) **Zoning and Governmental Regulation:** Investigation of current or proposed zoning or other governmental regulation that may affect Buyer's intended use of the Property, adjacent land uses, planned or proposed road construction, and school attendance zones.

(vii) **Flood Hazard:** Investigation of potential flood hazards on the Property, and/or any requirement to purchase flood insurance in order to obtain the Loan

(viii) **Utilities and Access:** Availability, quality, and obligations for maintenance of utilities including water, sewer, electric, gas, communication services, stormwater management, and means of access to the Property and amenities.

(ix) **Streets/Roads:** Investigation of the status of the street/road upon which the Property fronts as well as any other street/road used to access the Property, including: (1) whether any street(s)/road(s) are public or private, (2) whether any street(s)/road(s) designated as public are accepted for maintenance by the State of NC or any municipality, or (3) if private or not accepted for public maintenance, the consequences and responsibility for maintenance and the existence, terms and funding of any maintenance agreements.

Page 5 of 16

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ______ ______ Seller's initials J.K. ______

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 5 of 18

(x) **Special Assessments:** Investigation of the existence of Special Assessments that may be under consideration by a governmental authority or an owners' association.

(c) **Sale/Lease of Existing Property:** As noted in paragraph 5(b), unless otherwise provided in an addendum, this Contract is not conditioned upon the sale/lease or closing of other property owned by Buyer. Therefore, if Buyer must sell or lease other real property in order to qualify for a new loan or to otherwise complete the purchase of the Property, Buyer should seek to close on Buyer's other property prior to the end of the Due Diligence Period or be reasonably satisfied that closing on Buyer's other property will take place prior to the Settlement Date of this Contract.

(d) **Repair/Improvement Negotiations/Agreement**: Buyer acknowledges and understands the following:

- Unless the parties agree otherwise, THE PROPERTY IS BEING SOLD IN ITS CURRENT CONDITION.
- Seller may, but is not required to, engage in negotiations for repairs/improvements to the Property.

Buyer is advised to make any repair/improvement requests in sufficient time to allow negotiations to be concluded prior to the expiration of the Due Diligence Period. Any agreement that the parties may reach with respect to repairs/improvements is an addition to this Contract that must be in writing and signed by the parties in accordance with Paragraph 19.

NOTE: See Paragraph 8(c), Access to Property and Paragraph 8(m), Negotiated Repairs/Improvements.

(e) **Buyer's Obligation to Repair Damage:** Buyer shall, at Buyer's expense, promptly repair any damage to the Property resulting from any activities of Buyer and Buyer's agents and contractors, but Buyer shall not be responsible for any damage caused by accepted practices either approved by the N.C. Home Inspector Licensure Board or applicable to any other N.C. licensed professional performing reasonable appraisals, tests, surveys, examinations and inspections of the Property. This repair obligation shall survive any termination of this Contract.

(f) **Indemnity:** Buyer will indemnify and hold Seller harmless from all loss, damage, claims, suits or costs, which shall arise out of any contract, agreement, or injury to any person or property as a result of any activities of Buyer and Buyer's agents and contractors relating to the Property except for any loss, damage, claim, suit or cost arising out of pre-existing conditions of the Property and/or out of Seller's negligence or willful acts or omissions. This indemnity shall survive this Contract and any termination hereof.

(g) **Buyer's Right to Terminate:** Provided that Buyer has delivered any agreed-upon Due Diligence Fee, Buyer shall have the right to terminate this Contract for any reason or no reason, by delivering to Seller written notice of termination (the "Termination Notice") during the Due Diligence Period (or any agreed-upon written extension of the Due Diligence Period), ***TIME BEING OF THE ESSENCE***. If Buyer timely delivers the Termination Notice, this Contract shall be terminated and the Earnest Money Deposit shall be refunded to Buyer.

(h) **CLOSING SHALL CONSTITUTE ACCEPTANCE OF THE PROPERTY IN ITS THEN EXISTING CONDITION UNLESS PROVISION IS OTHERWISE MADE IN WRITING.**

5. **BUYER REPRESENTATIONS:**

(a) **Funds to complete purchase:**

☐ (*Check if applicable*) Cash. Buyer intends to pay cash in order to purchase the Property and does not intend to obtain a loan or funds from sources other than Buyer's own assets. Verification of cash available for Settlement is ☐ is not ☐ attached.

NOTE: If Buyer does not intend to obtain a new loan(s) and/or funds from sources other than Buyer's own assets, Seller is advised, prior to signing this offer, to obtain documentation from Buyer which demonstrates that Buyer will be able to close on the Property without the necessity of obtaining a loan or funds from sources other than Buyer's own assets.

OR:

☐ (*Check if applicable*) Loan(s)/Other Funds: Buyer intends to obtain a loan(s) and/or other funds to purchase the Property from the following sources (*check all applicable sources*):

☐ First Mortgage Loan:

Buyer intends to obtain a first mortgage loan of the following type in order to purchase the Property: ☐ FHA ☐ VA (attach FHA/VA Financing Addendum) ☐ Conventional ☐ USDA ☐ Other type: ______________________________

____

in the principal amount of ______________________ plus any financed VA Funding Fee or FHA MIP.

☐ Second Mortgage Loan:

Buyer intends to obtain a second mortgage loan of the following type in order to purchase the Property:

____

Page 6 of 16

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ______ ______ Seller's initials J.K. ______

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 6 of 18

☑ Other funds:

Buyer intends to obtain funds from the following other source(s) in order to purchase the Property: ______

Buyer intends to obtain funds from the proceeds raised under a Regulation A offering.

NOTE: Buyer's obligations under this Contract are not conditioned upon obtaining any loan(s) or other funds from sources other than Buyer's own assets. Some mortgage loan programs and other programs providing funds for the purchase of property selected by Buyer may impose repair obligations and/or additional conditions or costs upon Seller or Buyer, and more information may be needed.
Material changes with respect to funding the purchase of the Property that affect the terms of the contract are material facts that must be disclosed.

(b) **Other Property:** Buyer ☐ DOES ☑ DOES NOT have to sell or lease other real property in order to qualify for a new loan or to complete the purchase. *(Complete the following only if Buyer DOES have to sell or lease other real property:)*

Other Property Address: ______

☐ (*Check if applicable*) Buyer's other property IS under contract as of the date of this offer, and a copy of the contract has either been previously provided to Seller or accompanies this offer. *(Buyer may mark out any confidential information, such as the purchase price and the buyer's identity, prior to providing a copy of the contract to Seller.)* Failure to provide a copy of the contract shall not prevent this offer from becoming a binding contract; however, SELLER IS STRONGLY ENCOURAGED TO OBTAIN AND REVIEW THE CONTRACT ON BUYER'S PROPERTY PRIOR TO ACCEPTING THIS OFFER.

☐ (*Check if applicable*) Buyer's other property IS NOT under contract as of the date of this offer. Buyer's property (*check only ONE of the following options*):

☐ is listed with and actively marketed by a licensed real estate broker.
☐ will be listed with and actively marketed by a licensed real estate broker.
☐ Buyer is attempting to sell/lease the Buyer's Property without the assistance of a licensed real estate broker.

NOTE: This Contract is NOT conditioned upon the sale/lease or closing of Buyer's other property. If the parties agree to make this Contract conditioned on a sale/lease or closing of Buyer's other property, an appropriate contingency addendum should be drafted by a North Carolina real estate attorney and added to this Contract.

(c) **Performance of Buyer's Financial Obligations:** To the best of Buyer's knowledge, there are no other circumstances or conditions existing as of the date of this offer that would prohibit Buyer from performing Buyer's financial obligations in accordance with this Contract, except as may be specifically set forth herein.

(d) **Residential Property and Owners' Association Property Disclosure Statement** *(check only one):*

☐ Buyer has received a signed copy of the N.C. Residential Property and Owners' Association Disclosure Statement prior to making this offer and acknowledges compliance with N.C.G.S. 47E-5 (Residential Property Disclosure Act).

☑ Buyer has NOT received a signed copy of the N.C. Residential Property and Owners' Association Disclosure Statement prior to making this offer and shall have the right to terminate or withdraw this Contract without penalty (including a refund of any Due Diligence Fee) prior to WHICHEVER OF THE FOLLOWING EVENTS OCCURS FIRST: (1) the end of the third calendar day following receipt of the Disclosure Statement; (2) the end of the third calendar day following the Effective Date; or (3) Settlement or occupancy by Buyer in the case of a sale or exchange.

☐ Exempt from N.C. Residential Property and Owners' Association Disclosure Statement because (SEE GUIDELINES): ______ .

(e) **Mineral and Oil and Gas Rights Mandatory Disclosure Statement** *(check only one):*

☐ Buyer has received a signed copy of the N.C. Mineral and Oil and Gas Rights Mandatory Disclosure Statement prior to making this offer and acknowledges compliance with N.C.G.S. 47E-5 (Residential Property Disclosure Act).

☑ Buyer has NOT received a signed copy of the N.C. Mineral and Oil and Gas Rights Mandatory Disclosure Statement prior to making this offer and shall have the right to terminate or withdraw this Contract without penalty (including a refund of any Due Diligence Fee) prior to WHICHEVER OF THE FOLLOWING EVENTS OCCURS FIRST: (1) the end of the third calendar day following receipt of the Disclosure Statement; (2) the end of the third calendar day following the Effective Date; or (3) Settlement or occupancy by Buyer in the case of a sale or exchange.

☐ Exempt from N.C. Mineral and Oil and Gas Rights Mandatory Disclosure Statement because (SEE GUIDELINES): ______ .

Page 7 of 16

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ______ ______ Seller's initials J.K. ______

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS Page 7 of 18

Buyer's receipt of a Mineral and Oil and Gas Rights Mandatory Disclosure Statement does not modify or limit the obligations of Seller under Paragraph 8(g) of this Contract and shall not constitute the assumption or approval by Buyer of any severance of mineral and/or oil and gas rights, except as may be assumed or specifically approved by Buyer in writing.

NOTE: The parties are advised to consult with a NC attorney prior to signing this Contract if severance of mineral and/or oil and gas rights has occurred or is intended.

6. **BUYER OBLIGATIONS:**

(a) **Responsibility for Special Assessments:** Buyer shall take title subject to all Special Assessments that may be approved following Settlement.

(b) **Responsibility for Certain Costs:** Buyer shall be responsible for all costs with respect to:
(i) any loan obtained by Buyer;
(ii) charges by an owners' association or a management company/vendor as agent of the association under paragraph 9(b) of this Contract;
(iii) appraisal;
(iv) title search;
(v) title insurance;
(vi) any fees charged by the closing attorney for the preparation of the Closing Disclosure, Seller Disclosure and any other settlement statement;
(vii) recording the deed; and
(viii) preparation and recording of all instruments required to secure the balance of the Purchase Price unpaid at Settlement.

(c) **Authorization to Disclose Information:** Buyer authorizes the Buyer's lender(s), the parties' real estate agent(s) and closing attorney: (1) to provide this Contract to any appraiser employed by Buyer or by Buyer's lender(s); and (2) to release and disclose any buyer's closing disclosure, settlement statement and/or disbursement summary, or any information therein, to the parties to this transaction, their real estate agent(s) and Buyer's lender(s).

7. **SELLER REPRESENTATIONS:**

(a) **Ownership:** Seller represents that Seller:
☐ has owned the Property for at least one year.
☑ has owned the Property for less than one year.
☐ does not yet own the Property.

(b) **Lead-Based Paint** *(check if applicable)*:
☐ The Property is residential and was built prior to 1978 (Attach Lead-Based Paint or Lead-Based Paint Hazards Disclosure Addendum {Standard Form 2A9-T}).

(c) **Owners' Association(s) and Dues:** Seller authorizes and directs any owners' association, any management company of the owners' association, any insurance company and any attorney who has previously represented the Seller to release to Buyer, Buyer's agents, representative, closing attorney or lender true and accurate copies of the following items affecting the Property, including any amendments:

- Seller's statement of account
- master insurance policy showing the coverage provided and the deductible amount
- Declaration and Restrictive Covenants
- Rules and Regulations
- Articles of Incorporation
- By laws of the owners' association
- current financial statement and budget of the owners' association
- parking restrictions and information
- architectural guidelines

☐ (specify name of association): ______________________ whose regular assessments("dues") are $ __________ per __________ . The name, address and telephone number of the president of the owners' association or the association manager is: ______________________
______________________.

Owners' association website address, if any: ______________________

☐ (specify name of association): ______________________ whose regular assessments ("dues") are $ __________ per __________ . The name, address and telephone number of the president of the owners' association or the association manager is: ______________________
______________________.

Page 8 of 16

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ____ ____ Seller's initials J.K. ____

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 8 of 18

Owners' association website address, if any: ______________________

(d) **Fuel Tank(s)/Fuel:** To the best of Seller's knowledge, there ☐ is ☐ is not a fuel tank(s) located on the Property. *If "yes" complete the following*:

(i) **Description:**

☐ Tank 1:

- Use: ☐ currently in use ☐ currently NOT in use
- Ownership: ☐ owned ☐ leased. If leased, name and contact information of tank lessor: ______________________
- Location: ☐ above ground ☐ below ground
- Type of fuel: ☐ oil ☐ propane ☐ gasoline and/or diesel ☐ other: ______________________
- Name and contact information of fuel vendor: ______________________

☐ Tank 2:

- Use: ☐ currently in use ☐ currently NOT in use
- Ownership: ☐ owned ☐ leased. If leased, name and contact information of tank lessor: ______________________
- Location: ☐ above ground ☐ below ground
- Type of fuel: ☐ oil ☐ propane ☐ gasoline and/or diesel ☐ other: ______________________
- Name and contact information of fuel vendor: ______________________

(ii) **Tank(s) included in sale:** Buyer and Seller agree that any tank described above that is owned by Seller shall be included in the sale as part of the Purchase Price free of liens, unless excluded in paragraph 2(e) above.

(iii) **Fuel:** Seller may use fuel in the tank(s) described above through Settlement, but may not otherwise remove the fuel or resell it. Any fuel remaining in the tank(s) as of Settlement shall be included in the sale as part of the Purchase Price, free of liens.

- Seller's use of fuel in any fuel tank is subject to Seller's obligation under Paragraph 8(c) to provide working, existing utilities through the earlier of Closing or possession by Buyer.

NOTE: Buyer shall be entitled to conduct inspections to confirm the existence, type and ownership of any fuel tank located on the Property. Buyer is advised to consult with the owner of any leased fuel tank regarding the terms under which Buyer may lease the tank and obtain fuel.

NOTE: State law provides that it is unlawful for any person, other than the supplier or the owner of a fuel supply tank, to disconnect, interrupt or fill the supply tank with liquefied petroleum gas (LP gas or propane) without the consent of the supplier.

8. **SELLER OBLIGATIONS:**

(a) **Evidence of Title, Payoff Statement(s) and Non Foreign Status:**

(i) Seller agrees to use best efforts to provide to the closing attorney as soon as reasonably possible after the Effective Date, copies of all title information in possession of or available to Seller, including but not limited to: title insurance policies, attorney's opinions on title, surveys, covenants, deeds, notes and deeds of trust, leases, and easements relating to the Property.

(ii) Seller shall provide to the closing attorney all information needed to obtain a written payoff statement from any lender(s) regarding any security interest in the Property as soon as reasonably possible after the Effective Date, and Seller designates the closing attorney as Seller's agent with express authority to request and obtain on Seller's behalf payoff statements and/or short-pay statements from any such lender(s).

(iii) If Seller is not a foreign person as defined by the Foreign Investment in Real Property Tax Act, Seller shall also provide to the closing attorney a non-foreign status affidavit (pursuant to the Foreign Investment in Real Property Tax Act). In the event Seller shall not provide a non-foreign status affidavit, Seller acknowledges that there may be withholding as provided by the Internal Revenue Code.

(b) **Authorization to Disclose Information:** Seller authorizes: (1) any attorney presently or previously representing Seller to release and disclose any title insurance policy in such attorney's file to Buyer and both Buyer's and Seller's agents and attorneys; (2) the Property's title insurer or its agent to release and disclose all materials in the Property's title insurer's (or title insurer's agent's) file to Buyer and both Buyer's and Seller's agents and attorneys and (3) the closing attorney to release and disclose any seller's closing disclosure, settlement statement and/or disbursement summary, or any information therein, to the parties to this transaction, their real estate agent(s) and Buyer's lender(s).

Page 9 of 16

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ______ ______ Seller's initials J.K. ______

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 9 of 18

(c) **Access to Property:** Seller shall provide reasonable access to the Property through the earlier of Closing or possession by Buyer, including, but not limited to, allowing Buyer and/or Buyer's agents or representatives, an opportunity to (i) conduct Due Diligence, (ii)verify the satisfactory completion of negotiated repairs/improvements, and (iii) conduct a final walk-through inspection of the Property. Seller's obligation includes providing existing utilities operating at Seller's cost, including any connections and de-winterizing.

NOTE: See WARNING in paragraph 4 above for limitation on Buyer's right to terminate this Contract as a result of Buyer's continued investigation of the Property following the expiration of the Due Diligence Period.

(d) **Removal of Seller's Property:** Seller shall remove, by the date possession is made available to Buyer, all personal property which is not a part of the purchase and all garbage and debris from the Property.

(e) **Affidavit and Indemnification Agreement:** Seller shall furnish at Settlement an affidavit(s) and indemnification agreement(s) in form satisfactory to Buyer and Buyer's title insurer, if any, executed by Seller and any person or entity who has performed or furnished labor, services, materials or rental equipment to the Property within 120 days prior to the date of Settlement and who may be entitled to claim a lien against the Property as described in N.C.G.S. §44A-8 verifying that each such person or entity has been paid in full and agreeing to indemnify Buyer, Buyer's lender(s) and Buyer's title insurer against all loss from any cause or claim arising therefrom.

(f) **Designation of Lien Agent, Payment and Satisfaction of Liens:** If required by N.C.G.S. §44A-11.1, Seller shall have designated a Lien Agent, and Seller shall deliver to Buyer as soon as reasonably possible a copy of the appointment of Lien Agent. All deeds of trust, deferred ad valorem taxes, liens and other charges against the Property, not assumed by Buyer, must be paid and satisfied by Seller prior to or at Settlement such that cancellation may be promptly obtained following Closing. Seller shall remain obligated to obtain any such cancellations following Closing.

(g) **Good Title, Legal Access:** Seller shall execute and deliver a GENERAL WARRANTY DEED for the Property in recordable form no later than Settlement, which shall convey fee simple marketable and insurable title, without exception for mechanics' liens, and free of any other liens, encumbrances or defects, including those which would be revealed by a current and accurate survey of the Property, except: ad valorem taxes for the current year (prorated through the date of Settlement); utility easements and unviolated covenants, conditions or restrictions that do not materially affect the value of the Property; and such other liens, encumbrances or defects as may be assumed or specifically approved by Buyer in writing. The Property must have legal access to a public right of way.

NOTE: Buyer's failure to conduct a survey or examine title of the Property, prior to the expiration of the Due Diligence Period does not relieve the Seller of their obligation to deliver good title under this paragraph.

NOTE: If any sale of the Property may be a "short sale," consideration should be given to attaching a Short Sale Addendum Form2A14-T) as an addendum to this Contract.

(h) **Deed, Taxes and Fees:** Seller shall pay for preparation of a deed and all other documents necessary to perform Seller's obligations under this Contract, and for state and county excise taxes, and any deferred, discounted or rollback taxes, and local conveyance fees required by law. The deed is to be made to: TBD
____.

(i) **Agreement to Pay Buyer Expenses:** Seller shall pay at Settlement $ 0 toward any of Buyer's expenses associated with the purchase of the Property, at the discretion of Buyer and/or lender, if any, including any FHA/VA lender and inspection costs that Buyer is not permitted to pay.

NOTE: Parties should review the FHA/VA Addendum prior to entering an amount in Paragraph 8(i). Certain FHA/VA lender and inspection costs CANNOT be paid by Buyer at Settlement and the amount of these should be included in the blank above.

(j) **Owners' Association Fees/Charges:** Seller shall pay any charges by an owners' association or a management company/vendor as agent of the association under paragraph 9(a) of this Contract.

(k) **Payment of Special Assessments:** Seller shall pay, in full at Settlement, all Special Assessments that are approved prior to Settlement, whether payable in a lump sum or future installments, provided that the amount thereof can be reasonably determined or estimated. The payment of such estimated amount shall be the final payment between the Parties.

Page 10 of 16

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ______ ______ Seller's initials J.K. ______

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 10 of 18

(l) **Late Listing Penalties:** All property tax late listing penalties, if any, shall be paid by Seller.

(m) **Negotiated Repairs/Improvements:** Negotiated repairs/improvements shall be made in a good and workmanlike manner and Buyer shall have the right to verify same prior to Settlement.

(n) **Home Warranty** *(Select one of the following)*:

☐ No home warranty is to be provided by Seller.

☐ Buyer may obtain a one-year home warranty at a cost not to exceed $ ____________________ which includes sales tax and Seller agrees to pay for it at Settlement.

☐ Seller has obtained and will provide a one-year home warranty from ____ at a cost of $ ________________________ which includes sales tax and will pay for it at Settlement.

NOTE: Home warranties typically have limitations on and conditions to coverage. Refer specific questions to the home warranty company.

(o) **Seller's Breach of Contract:** See paragraph 23 for Buyer's remedies in the event of breach of this Contract.

9. **CHARGES BY OWNERS' ASSOCIATION:** Responsibility for payment of charges by an owners' association or a management company/vendor as agent of the association shall be allocated between Buyer and Seller as follows:

(a) **Seller shall pay:**

(i) fees incurred by Seller in completing the Residential Property and Owners' Association Disclosure Statement, and resale or other certificates related to a proposed sale of the Property;

(ii) fees required for confirming Seller's account payment information on owners' association dues or assessments for payment or proration, including any expedite fee permitted under N.C. Gen. Stat. § 47F-3-102 that is charged in connection with providing such information;

(iii) any fees charged for transferring or updating ownership records of the association; and

(iv) any fees other than those fees specifically required to be paid by Buyer under paragraph 9(b) below.

(b) **Buyer shall pay:**

(i) charges for providing information required by Buyer's lender;

(ii) charges for working capital contributions, membership fees, or charges imposed for Buyer's use of the common elements and/or services provided to Buyer in connection with Buyer taking possession of the Property, such as "move-in fees"; and

(iii) charges for determining restrictive covenant compliance.

10. **PRORATIONS AND ADJUSTMENTS:** Unless otherwise agreed, the following items shall be prorated, with Seller responsible for the prorated amounts of any taxes and dues through the date of Settlement, and Seller entitled to the amount of prorated rents through the date of Settlement, and either adjusted between the parties or paid at Settlement:

(a) **Taxes on Real Property:** Ad valorem taxes and recurring governmental service fees levied with such taxes on real property shall be prorated on a calendar year basis;

(b) **Taxes on Personal Property:** Ad valorem taxes on personal property for the entire year shall be paid by Seller unless the personal property is conveyed to Buyer, in which case, the personal property taxes shall be prorated on a calendar year basis;

(c) **Rents:** Rents, if any, for the Property;

(d) **Dues:** Owners' association regular assessments (dues) and other like charges.

11. **CONDITION OF PROPERTY/RISK OF LOSS:**

(a) **Condition of Property at Settlement:** If the Property is not in substantially the same or better condition at Closing as on the date of this offer, reasonable wear and tear excepted, Buyer may terminate this Contract by written notice delivered to Seller and the Due Diligence Fee and Earnest Money Deposit shall be refunded to Buyer. If the Property is not in such condition and Buyer does NOT elect to terminate this Contract, Buyer shall be entitled to receive, in addition to the Property, the proceeds of any insurance claim filed by Seller on account of any damage or destruction to the Property.

(b) **Risk of Loss:** The risk of loss or damage by fire or other casualty prior to Closing shall be upon Seller. Seller is advised not to cancel existing insurance on the Property until after confirming recordation of the deed.

Page 11 of 16

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ______ ______ Seller's initials J.K. ______

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 11 of 18

12. **DELAY IN SETTLEMENT/CLOSING:** This paragraph shall apply if one party is ready, willing and able to complete Settlement on the Settlement Date ("Non-Delaying Party") but it is not possible for the other party to complete Settlement by the Settlement Date ("Delaying Party"). In such event, the Delaying Party shall be entitled to a delay in Settlement and shall give as much notice as possible to the Non-Delaying Party and closing attorney. If the Delaying Party fails to complete Settlement and Closing within seven (7) days of the Settlement Date (including any amended Settlement Date agreed to in writing by the parties), then the Delaying Party shall be in breach and the Non-Delaying Party may terminate this Contract and shall be entitled to enforce any remedies available to such party under this Contract for the breach.

13. **POSSESSION:** Possession, including all means of access to the Property (keys, codes including security codes, garage door openers, electronic devices, etc.), shall be delivered upon Closing as defined in Paragraph 1(m) unless otherwise provided below:

☐ A Buyer Possession Before Closing Agreement is attached (Standard Form 2A7-T)
☐ A Seller Possession After Closing Agreement is attached (Standard Form 2A8-T)
☐ Possession is subject to rights of tenant(s)

NOTE: Consider attaching Additional Provisions Addendum (Form 2A11-T) or Vacation Rental Addendum (Form 2A13-T)

14. **ADDENDA:** CHECK ALL STANDARD ADDENDA THAT MAY BE A PART OF THIS CONTRACT, IF ANY, AND ATTACH HERETO. ITEMIZE ALL OTHER ADDENDA TO THIS CONTRACT, IF ANY, AND ATTACH HERETO.

☐ Additional Provisions Addendum (Form 2A11-T)
☐ Additional Signatures Addendum (Form 3-T)
☐ Back-Up Contract Addendum (Form 2A1-T)
☐ FHA/VA Financing Addendum (Form 2A4-T)
☐ Lead-Based Paint Or Lead-Based Paint Hazard Addendum (Form 2A9-T)
☐ Loan Assumption Addendum (Form 2A6-T)
☐ New Construction Addendum (Form 2A3-T)
☐ Owners' Association Disclosure Addendum (Form 2A12-T)
☐ Seller Financing Addendum (Form 2A5-T)
☐ Short Sale Addendum (Form 2A14-T)
☐ Vacation Rental Addendum (Form 2A13-T)

☑ Identify other attorney or party drafted addenda: Mansion Purchase Addendum

NOTE: UNDER NORTH CAROLINA LAW, REAL ESTATE BROKERS ARE NOT PERMITTED TO DRAFT ADDENDA TO THIS CONTRACT.

15. **ASSIGNMENTS:** This Contract may not be assigned without the written consent of all parties except in connection with a tax-deferred exchange, but if assigned by agreement, then this Contract shall be binding on the assignee and assignee's heirs and successors.

16. **TAX-DEFERRED EXCHANGE:** In the event Buyer or Seller desires to effect a tax-deferred exchange in connection with the conveyance of the Property, Buyer and Seller agree to cooperate in effecting such exchange; provided, however, that the exchanging party shall be responsible for all additional costs associated with such exchange, and provided further, that a non-exchanging party shall not assume any additional liability with respect to such tax-deferred exchange. Buyer and Seller shall execute such additional documents, including assignment of this Contract in connection therewith, at no cost to the non-exchanging party, as shall be required to give effect to this provision.

17. **PARTIES:** This Contract shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective heirs, successors and assigns. As used herein, words in the singular include the plural and the masculine includes the feminine and neuter genders, as appropriate.

18. **SURVIVAL:** If any provision herein contained which by its nature and effect is required to be observed, kept or performed after the Closing, it shall survive the Closing and remain binding upon and for the benefit of the parties hereto until fully observed, kept or performed.

19. **ENTIRE AGREEMENT:** This Contract contains the entire agreement of the parties and there are no representations, inducements or other provisions other than those expressed herein. All changes, additions or deletions hereto must be in writing and signed by all parties. Nothing contained herein shall alter any agreement between a REALTOR® or broker and Seller or Buyer as contained in any listing agreement, buyer agency agreement, or any other agency agreement between them.

20. **CONDUCT OF TRANSACTION:** The parties agree that any action between them relating to the transaction contemplated by this Contract may be conducted by electronic means, including the signing of this Contract by one or more of them and any notice or communication given in connection with this Contract. Any written notice or communication may be transmitted to any mailing address, e-mail address or fax number set forth in the "Notice Information" section below. Any notice or communication to be given

Page 12 of 16

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ______ ______ Seller's initials J.K. ______

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 12 of 18

to a party herein, and any fee, deposit or other payment to be delivered to a party herein, may be given to the party or to such party's agent. Delivery of any notice to a party via means of electronic transmission shall be deemed complete at such time as the sender performs the final act to send such transmission, in a form capable of being processed by the receiving party's system, to any electronic address provided for such party in the "Notice Information" section below. Seller and Buyer agree that the "Notice Information" and "Acknowledgment of Receipt of Monies" sections below shall not constitute a material part of this Contract, and that the addition or modification of any information therein shall not constitute a rejection of an offer or the creation of a counteroffer.

21. **EXECUTION:** This Contract may be signed in multiple originals or counterparts, all of which together constitute one and the same instrument.

22. **COMPUTATION OF DAYS/TIME OF DAY:** Unless otherwise provided, for purposes of this Contract, the term "days" shall mean consecutive calendar days, including Saturdays, Sundays, and holidays, whether federal, state, local or religious. For the purposes of calculating days, the count of "days" shall begin on the day following the day upon which any act or notice as provided in this Contract was required to be performed or made. Any reference to a date or time of day shall refer to the date and/or time of day in the State of North Carolina.

23. **REMEDIES:**

(a) **Breach by Buyer:** In the event of material breach of this Contract by Buyer, Seller shall be entitled to any Earnest Money Deposit. The payment of any Earnest Money Deposit and any Due Diligence Fee to Seller (without regard to their respective amounts, including zero) together shall serve as liquidated damages ("Liquidated Damages") and as Seller's sole and exclusive remedy for such breach, but without limiting Seller's rights under Paragraphs 4(e) and 4(f) for damage to the Property. It is acknowledged by the parties that the amount of the Liquidated Damages is compensatory and not punitive, such amount being a reasonable estimation of the actual loss that Seller would incur as a result of a breach of this Contract by Buyer. The payment to Seller of the Liquidated Damages shall not constitute a penalty or forfeiture but actual compensation for Seller's anticipated loss, both parties acknowledging the difficulty of determining Seller's actual damages for such breach.

(b) **Breach by Seller:** In the event of material breach of this Contract by Seller, Buyer may (i) elect to terminate this Contract as a result of such breach, and shall be entitled to return of both the Earnest Money Deposit and the Due Diligence Fee, together with the reasonable costs actually incurred by Buyer in connection with Buyer's Due Diligence ("Due Diligence Costs"), or (ii) elect not to terminate and instead treat this Contract as remaining in full force and effect and seek the remedy of specific performance.

(c) **Attorneys' Fees:** If legal proceedings are brought by Buyer or Seller against the other to collect the Earnest Money Deposit, Due Diligence Fee, or Due Diligence Costs, the parties agree that a party shall be entitled to recover reasonable attorneys' fees to the extent permitted under N.C. Gen. Stat. § 6-21.2. The parties acknowledge and agree that the terms of this Contract with respect to entitlement to the Earnest Money Deposit, Due Diligence Fee, or Due Diligence Costs each constitute an "evidence of indebtedness" pursuant to N.C. Gen. Stat. § 6-21.2.

NOTE: A party seeking recovery of attorneys' fees under N.C. Gen. Stat. § 6-21.2 must first give written notice to the other party that they have five (5) days from the mailing of the notice to pay the outstanding amount(s) without the attorneys' fees.

[THIS SPACE INTENTIONALLY LEFT BLANK]

Page 13 of 16

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Buyer's initials ______ ______ Seller's initials JK ______

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com

Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 13 of 18

THE NORTH CAROLINA ASSOCIATION OF REALTORS®, INC. AND THE NORTH CAROLINA BAR ASSOCIATION MAKE NO REPRESENTATION AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION OF THIS FORM IN ANY SPECIFIC TRANSACTION. IF YOU DO NOT UNDERSTAND THIS FORM OR FEEL THAT IT DOES NOT PROVIDE FOR YOUR LEGAL NEEDS, YOU SHOULD CONSULT A NORTH CAROLINA REAL ESTATE ATTORNEY BEFORE YOU SIGN IT.

This offer shall become a binding contract on the Effective Date. Unless specifically provided otherwise, Buyer's failure to timely deliver any fee, deposit or other payment provided for herein shall not prevent this offer from becoming a binding contract, provided that any such failure shall give Seller certain rights to terminate the contract as described herein or as otherwise permitted by law.

Date: ______________________	Date: ______________________
Buyer ______________________	Seller ______________________
Date: ______________________	Date: ______________________
Buyer ______________________	Seller ______________________

Entity Buyer:	Entity Seller:
Baroness CLT, a series of Mansion Collection I LLC	Mansion Collection Charlotte LLC
(Name of LLC/Corporation/Partnership/Trust/etc.)	(Name of LLC/Corporation/Partnership/Trust/etc.)
By: John Sutton	By: Joe Keller
Name: John Sutton Print Name	Name: Joseph Keller Print Name
Title: Manager	Title: President
Date: 06 / 09 / 2023	Date: 06 / 11 / 2023

WIRE FRAUD WARNING

TO BUYERS: BEFORE SENDING ANY WIRE, YOU SHOULD CALL THE CLOSING ATTORNEY'S OFFICE TO VERIFY THE INSTRUCTIONS. IF YOU RECEIVE WIRING INSTRUCTIONS FOR A DIFFERENT BANK, BRANCH LOCATION, ACCOUNT NAME OR ACCOUNT NUMBER, THEY SHOULD BE PRESUMED FRAUDULENT. DO NOT SEND ANY FUNDS AND CONTACT THE CLOSING ATTORNEY'S OFFICE IMMEDIATELY.

TO SELLERS: IF YOUR PROCEEDS WILL BE WIRED, IT IS RECOMMENDED THAT YOU PROVIDE WIRING INSTRUCTIONS AT CLOSING IN WRITING IN THE PRESENCE OF THE ATTORNEY. IF YOU ARE UNABLE TO ATTEND CLOSING, YOU MAY BE REQUIRED TO SEND AN ORIGINAL NOTARIZED DIRECTIVE TO THE CLOSING ATTORNEY'S OFFICE CONTAINING THE WIRING INSTRUCTIONS. THIS MAY BE SENT WITH THE DEED, LIEN WAIVER AND TAX FORMS IF THOSE DOCUMENTS ARE BEING PREPARED FOR YOU BY THE CLOSING ATTORNEY. AT A MINIMUM, YOU SHOULD CALL THE CLOSING ATTORNEY'S OFFICE TO PROVIDE THE WIRE INSTRUCTIONS. THE WIRE INSTRUCTIONS SHOULD BE VERIFIED OVER THE TELEPHONE VIA A CALL TO YOU INITIATED BY THE CLOSING ATTORNEY'S OFFICE TO ENSURE THAT THEY ARE NOT FROM A FRAUDULENT SOURCE.

WHETHER YOU ARE A BUYER OR A SELLER, YOU SHOULD CALL THE CLOSING ATTORNEY'S OFFICE AT A NUMBER THAT IS INDEPENDENTLY OBTAINED. TO ENSURE THAT YOUR CONTACT IS LEGITIMATE, YOU SHOULD NOT RELY ON A PHONE NUMBER IN AN EMAIL FROM THE CLOSING ATTORNEY'S OFFICE, YOUR REAL ESTATE AGENT OR ANYONE ELSE.

Page 14 of 16

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 14 of 18

NOTICE INFORMATION

NOTE: INSERT AT LEAST ONE ADDRESS AND/OR ELECTRONIC DELIVERY ADDRESS EACH PARTY AND AGENT APPROVES FOR THE RECEIPT OF ANY NOTICE CONTEMPLATED BY THIS CONTRACT. INSERT "N/A" FOR ANY WHICH ARE NOT APPROVED.

BUYER NOTICE ADDRESS:

Mailing Address: ______________________________
____

Buyer Fax#: ______________________________

Buyer E-mail: ______________________________

SELLER NOTICE ADDRESS:

Mailing Address: ______________________________
____

Seller Fax#: ______________________________

Seller E-mail: Joe@mansion.io

CONFIRMATION OF AGENCY/NOTICE ADDRESSES

Selling Firm Name: ______________________________
Acting as ☐ Buyer's Agent ☐ Seller's(sub)Agent ☐ Dual Agent
Firm License #: ______________________________
Mailing Address: ______________________________
____

Individual Selling Agent: ______________________________
☐ Acting as a Designated Dual Agent (check only if applicable)

Selling Agent License #: ______________________________

Selling Agent Phone#: ______________________________

Selling Agent Fax#: ______________________________

Selling Agent E-mail: ______________________________

Listing Firm Name: ______________________________
Acting as ☐ Seller's Agent ☐ Dual Agent
Firm License #: ______________________________
Mailing Address: ______________________________
____

Individual Listing Agent: ______________________________
☐ Acting as a Designated Dual Agent (check only if applicable)

Listing Agent License #: ______________________________

Listing Agent Phone#: ______________________________

Listing Agent Fax#: ______________________________

Listing Agent E-mail: ______________________________

[THIS SPACE INTENTIONALLY LEFT BLANK]

Page 15 of 16

Buyer's initials ______ Seller's initials J.K.

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 15 of 18

ACKNOWLEDGMENT OF RECEIPT OF MONIES

Seller: Mansion Collection Charlotte LLC ("Seller")

Buyer: Baroness CLT, a series of Mansion Collection I LLC ("Buyer")

Property Address: 405 Johnston Drive, Charlotte, NC 28134 ("Property")

☐ **LISTING AGENT ACKNOWLEDGMENT OF RECEIPT OF DUE DILIGENCE FEE**

Paragraph 1(d) of the Offer to Purchase and Contract between Buyer and Seller for the sale of the Property provides for the payment to Seller of a Due Diligence Fee in the amount of $ ____________________, receipt of which Listing Agent hereby acknowledges.

Date: ______________________ Firm: ______________________

By: ______________________
(Signature)

____
(Print name)

☑ **SELLER ACKNOWLEDGMENT OF RECEIPT OF DUE DILIGENCE FEE**

Paragraph 1(d) of the Offer to Purchase and Contract between Buyer and Seller for the sale of the Property provides for the payment to Seller of a Due Diligence Fee in the amount of $ 500, receipt of which Seller hereby acknowledges.

Date: 06 / 12 / 2023 Seller: Joe Keller
(Signature)

Date: ______________________ Seller: ______________________
(Signature)

☐ **ESCROW AGENT ACKNOWLEDGMENT OF RECEIPT OF INITIAL EARNEST MONEY DEPOSIT**

Paragraph 1(d) of the Offer to Purchase and Contract between Buyer and Seller for the sale of the Property provides for the payment to Escrow Agent of an Initial Earnest Money Deposit in the amount of $ ________________. Escrow Agent as identified in Paragraph 1(f) of the Offer to Purchase and Contract hereby acknowledges receipt of the Initial Earnest Money Deposit and agrees to hold and disburse the same in accordance with the terms of the Offer to Purchase and Contract.

Date: ______________________ Firm: ______________________

By: ______________________
(Signature)

____
(Print name)

☐ **ESCROW AGENT ACKNOWLEDGMENT OF RECEIPT OF (ADDITIONAL) EARNEST MONEY DEPOSIT**

Paragraph 1(d) of the Offer to Purchase and Contract between Buyer and Seller for the sale of the Property provides for the payment to Escrow Agent of an (Additional) Earnest Money Deposit in the amount of $ ____________________. Escrow Agent as identified in Paragraph 1(f) of the Offer to Purchase and Contract hereby acknowledges receipt of the (Additional) Earnest Money Deposit and agrees to hold and disburse the same in accordance with the terms of the Offer to Purchase and Contract.

Date: ______________________ Firm: ______________________

Time: ______________________ ☐ A.M. ☐ P.M. By: ______________________
(Signature)

____
(Print name)

Page 16 of 16

STANDARD FORM 2-T
Revised 7/2022
© 7/2022

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com Untitled

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 16 of 18

MANSION PURCHASE ADDENDUM

Property: 405 Johnston Drive, Charlotte, NC, 28134
Seller: Mansion Collection Charlotte LLC, a North Carolina limited liability company
Buyer: Baroness CLT, a series of Mansion Collection I LLC/Assignees

This Mansion Purchase Addendum ("**Addendum**") is attached to and made a part of the Offer to Purchase and Contract ("**Contract**") between Seller and Buyer for the Property and is effective as of the Effective Date provided in the Contract.

1. **Conflict Between Agreements**. In the event of a conflict between this Addendum and the Contract or other documents executed prior to or simultaneous to the execution of this Addendum, the terms of this Addendum shall control.

2. **Assignment**. The Contract is freely assignable and shall be binding upon the heirs, personal representatives, successors and assigns of both Buyer and Seller.

3. **Personal Property**. All items of personal property present on the Property as of the Effective Date shall be transferred to Buyer at closing, the value of which has been included in the Purchase Price provided in the Contract. For the avoidance of doubt and in addition to the items listed in the Contract, personal property shall include, but not limited to, the following: dishware, cookware, silverware; appliances; rugs; furnishings and decorations; lamps and lighting both attached and unattached; linens, sheets, bedding, blankets, pillows, towels; mirrors both attached and unattached; artwork, pictures, photos; electronics, including surface-mounting brackets and speakers; outdoor furnishings and equipment; home goods and cleaning supplies; and games.

4. **Photography**. Seller, and all parties representing Seller, hereby grants Buyer, and any of its affiliates, the right of possession of the original property photographs and the permission to use the photographs in all mediums for all reasonable purposes related to the marketing of the property. Seller further affirms that such release to the Buyer does not constitute any form of compensation, including royalties arising from the photographs to Seller's benefit.

5. **Agreed-Upon Repairs and/or Improvements**. Seller agrees, prior to the Settlement Date and at Seller's expense, to complete the following items: ______
Ensure washing machine is working as intended prior to closing and verified by third party.
______.
Buyer shall have the right to verify, prior to settlement, that the above items have been completed in a good and workmanlike manner.

6. **Funds to Complete Purchase**. Buyer intends to obtain funds from the proceeds raised under a Regulation A offering in order to purchase the Property. There can be no guarantee that Buyer will reach its funding target from potential investors.

1

Buyer's initials JS ______ Seller's initials J.K. ______

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS Page 17 of 18

7. **Due Diligence Period**. Unless otherwise agreed in writing, the Due Diligence Period shall expire on the later of (a) the date provided in the Contract and (b) ninety (90) days following Qualification of the offering by the Securities and Exchange Commission.

Date: ____________________

Buyer: ____________________

Date: ____________________

Buyer: ____________________

Entity Buyer:

Baroness CLT, a series of Mansion Collection I LLC
(Name of LLC/Corporation/Partnership/Trust/etc.)

By: John Sutton

Name: John Sutton

Title: Manager

Date: 06 / 09 / 2023

Date: ____________________

Seller: ____________________

Date: ____________________

Seller: ____________________

Entity Seller:

Mansion Collection Charlotte LLC
(Name of LLC/Corporation/Partnership/Trust/etc.)

By: Joe Keller

Name: Joseph Keller

Title: President

Date: 06 / 12 / 2023

2

Document Ref: DVSRF-WTTBR-7HVKR-KB5VS

Page 18 of 18

Signature Certificate

Reference number: DVSRF-WTTBR-7HVKR-KB5VS

Signer	Timestamp	Signature
John Sutton Email: john@mansion.io		
Sent: Viewed: Signed:	09 Jun 2023 18:44:39 UTC 09 Jun 2023 19:40:57 UTC 09 Jun 2023 19:42:30 UTC	
Recipient Verification: ✔Email verified	09 Jun 2023 19:40:57 UTC	IP address: 70.160.113.28 Location: Virginia Beach, United States
Joe Keller Email: joe@mansion.io		
Sent: Viewed: Signed:	09 Jun 2023 18:44:39 UTC 11 Jun 2023 23:49:02 UTC 12 Jun 2023 22:12:18 UTC	
Recipient Verification: ✔Email verified	11 Jun 2023 23:49:02 UTC	IP address: 24.39.168.26 Location: Endicott, United States

Document completed by all parties on:

12 Jun 2023 22:12:18 UTC

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